SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) - October 10, 2003
                                                          ----------------


                            DISTINCTIVE DEVICES, INC.
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             (Exact name of registrant as specified in its charter)


        Delaware                      0-2749                     13-1999951
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(State or other jurisdiction       (Commission                 (IRS Employer
     of Incorporation)             File Number)              Identification No.)


     One Bridge Plaza, Ste. 100, Fort Lee, NJ                      07024
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     (Address of principal executive offices)                    (zip code)


     Registrant's telephone number, including area code - (201) 363-9922
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                                       N/A
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          (Former Name or Former Address, if changed since last report)


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ITEM 5. OTHER EVENTS

     Distinctive Devices, Inc. (the "Company") entered into a Letter of Intent, dated September 25, 2003 with Galaxis Technology AG, a private German corporation ("Galaxis"), related to their intention for the Company to acquire Galaxis through a stock exchange transaction. One condition to the effectiveness of the Letter of Intent was for the Company to advance US$1,000,000 (the "Upfront Payment") to Galaxis for Galaxis to use as a good faith payment to negotiate the settlement of a claim with its major trade creditor. On October 10, 2003, the Company effected the Upfront Payment, having obtained the funds through a placement to one investor, and the Letter of Intent then became effective.

     Pursuant to the Letter of Intent, the Company and Galaxis are in the process of completing their respective due diligence reviews and have begun the preparation and negotiation of definitive agreements. The Company has the exclusive right for a period of sixty days to enter into an acquisition agreement with Galaxis. It is proposed that the Company would issue shares of its Common Stock as the consideration to Galaxis or its shareholders, subject to negotiation as to the actual terms and the structure of the transaction. The Upfront Payment has been memorialized by a Promissory Note repayable, together with interest at the rate of 12% per annum, in the event of the termination of the Letter of Intent or, assuming entry into a definitive agreement, the termination of such agreement. The sole stockholder of Galaxis and its principals have guaranteed repayment of the Promissory Note.

     On October 9, 2003, the Company obtained the funds for the Upfront Payment by the issuance of an Unsecured Promissory Note (the "Investor Note") to one investor in the principal amount of $1,000,000, along with a detachable stock purchase warrant (the "Warrant"). The Investor Note is repayable on October 8, 2006, and bears interest at the rate of 5% per annum payable annually. The Warrant is for the purchase of 1,000,000 shares of the Company's Common Stock at an exercise price of $.70 per share, exercisable from October 9, 2004 through October 8, 2013. For more information about the Investor Note and the Warrant, see Exhibits 10.1, 10.2 and 10.3 to the Report, which are incorporated herein.

     Galaxis is engaged in the design, development, production and marketing of digital TV set top box receivers ("STBs") for free and pay or cable TV users. Galaxis performs the research and development as well as the marketing, and outsources the production process. It is based in Lubeck, Germany. The principal markets are electronic retail sectors and cable providers in Germany, Austria, Finland and United Kingdom. Galaxis is seeking to expand to other markets, such as India through a venture with the Company.

     Prior to the entry into the Letter of Intent, there was no relationship between the Company and Galaxis other than a manufacturing license agreement for DDI to use Galaxis technology to produce STB units in India. The STB units are designed to meet the new government regulations in India for users of pay TV services. The commencement of the phase-in of these new regulations was initially scheduled for July 2003, but was first delayed until September 2003, and has subsequently been delayed until January 2004.


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     Notwithstanding the entry into the Letter of Intent and proceeding to a definitive transaction agreement, no assurance can be given that a transaction will be consummated, or that the Company will be able to obtain additional financing as may be required to fulfill its obligations, and even if the transaction is consummated, it may not be on terms favorable to the Company and could be highly dilutive to the Company's stockholders. The Company is currently in the process of seeking to raise the necessary additional capital through private placements of its securities (the "Securities"). The Securities being offered will not be or have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.1 Note Purchase Agreement, dated October 9, 2003, between the Company and the Investor.

     10.2 Unsecured Promissory Note in the principal amount of US$1,000,000 from the Company.

     10.3  Common Stock Purchase Warrant, dated October 9, 2003.

     10.4 Promissory Note, in the principal amount of US$1,000,000 from Galaxis Technology AG to the Company.

     99.1  Press Release, dated October 14, 2003.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         DISTINCTIVE DEVICES, INC
                                         -----------------------------
                                                 (Registrant)


                                         By: /s/ Sanjay Mody
                                             -------------------------
                                                 Sanjay Mody,
                                                 President

October 23, 2003


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                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
-------

     10.1 Note Purchase Agreement, dated October 9, 2003, between the Company and the Investor.

     10.2 Unsecured Promissory Note in the principal amount of US$1,000,000 from the Company.

     10.3  Common Stock Purchase Warrant, dated October 9, 2003.

     10.4 Promissory Note, in the principal amount of US$1,000,000 from Galaxis Technology AG to the Company.

     99.1  Press Release, dated October 14, 2003.


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